AMENDED AND RESTATED EMPLOYMENT AGREEMENT - ALLEN S. GREENE

This AGREEMENT, made as of this 14th day of December, 1995, shall constitute an amendment to and restatement of that certain amended and restated employment agreement dated September 26, 1994 (the "the Amended and Restated Agreement"), by and between RYAN, BECK & CO., INC., a corporation organized under the laws of the State of New Jersey, with its principal office at 80 Main Street, West Orange, New Jersey 07052 (hereinafter the "Company"), and ALLEN S. GREENE, whose address is 100 Minnisink Road, Short Hills, New Jersey 07578 (hereinafter the "Executive").

W I T N E S S E T H:

WHEREAS, the Executive is currently serving as President and Chief Executive Officer of the Company; and

WHEREAS, the Company desires that the Executive continue in a commensurate position with the Company and the Executive desires to continue his employment relationship in such a position;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

1.   Employment and Duties.

(a) The Company shall continue to employ the Executive, during the term of this Agreement and, subject to the terms and conditions contained herein, in the position of President and Chief Executive Officer of the Company.. During the term hereof, the Company shall take such action as is necessary to nominate Executive to stand for election as a director of the Company. From and after the date hereof, the terms of this Agreement shall control and the terms of the Amended and Restated Agreement shall have no further force or effect.

 (b) The Executive agrees to continue to perform duties and services of such character and in such manner as are usually and customarily performed by persons in such positions in the investment banking and bank consulting business. The Executive's duties and services shall be performed under the general supervision of the Chief Executive Officer and the Board of Directors of the Company and shall include such additional related duties and services as may from time to time be determined and assigned to him by the Board of Directors of the Company.

(c) The Executive shall devote sufficient time, attention, and energies to properly perform his duties and services under this Agreement (allowing for reasonable vacation periods as established by the personnel policies of the Board of Directors), and shall not during the term of this Agreement be engaged in any other business activity which will impair his ability to properly perform his duties and services hereunder.

 (d) The Executive agrees that he will not, without the prior approval of the Board of Directors, undertake any activity or position of responsibility i) which conflicts with or competes with the business of the Company; or ii) whether or not it is related to the business of the Company, which will materially inhibit the performance of his duties hereunder.

2.   Term.

Except in the case of earlier termination, as hereinafter specifically provided, the term of this Agreement shall be for three years commencing on the date set forth above, with one year being added at each anniversary date of the Agreement, provided that the Executive is actively employed by the Company on such anniversary date. For purposes of this provision, the Executive shall not be deemed to be actively employed by the Company if he is disabled on the anniversary date, and the period of disability extends for such length of time as to terminate this Agreement under paragraph 5.

3.   Compensation.

 (a)  Salary.   From the effective date of this Agreement through
December 31, 1995 (the "Initial Period"), subject to the provisions herein regarding resignation, termination with or without cause, death, disability, and liquidation (the "Terminaation Provisions"), the Company shall pay the Executive a salary in connection with his services hereunder in the amount of $200,000 per annum, pro rated for the number of weeks in the Initial Period. Commencing January 1, 1996, and for each year thereafter during the term of this Agreement, subject to the Termination Provisions, the Company shall pay the Executive a salary in connection with his services hereunder in the amount of $250,000 per annum, subject to increase in the discretion of the Board of Directors, but in any event not less than Executive's salary of the previous year. The Executive's salary shall not be decreased without the Executive's prior written approval.

 (b) Benefits/Expenses. The Company shall also cause the Executive to receive, in addition to his salary, all other employee benefits (including a bonus or bonuses if declared by the Board of Directors in its discretion and contributions to any profit-sharing plan) in effect or hereafter to be offered by the Company, plus reimbursement for ordinary and necessary expenses incurred while acting on behalf of the Company.

 (c) Stock Options. Pursuant to a stock option agreement (the "Option Agreement") of even date herewith made pursuant and subject to the terms of the Company's 1986 Stock Option Plan, as amended (the "Option Plan"), the Company will grant to the Executive qualified stock options (the "Options") to purchase up to 30,000 shares (the "Shares") of the Company's common stock, $.10 par value (the "Common Stock"). The exercise price of the Options shall be the closing price of the Common Stock on the National Association of Securities Dealers Automated Quotation System on September 21, 1995 (the "Date of Grant") of $7.75. Except as otherwise provided herein and in the Stock Option Agreement with respect to a "Transaction" (as defined in the Stock Option Agreement), the Options shall vest and be exercisable in one-fifth increments on each annual anniversary of the Date of Grant. In the event of a Transaction, all Options not vested shall immediately vest and be exercisable. The Options shall expire ten years from the Date of Grant. A copy of the Option Agreement is attached hereto as Exhibit 3.

4.   Death of the Executive.

 (a) In the event of the Executive's death during the term of this Agreement, the Company shall pay to the Executive's designated beneficiary, or if no beneficiary has been designated then to the Executive's estate, in addition to the salary earned by the Executive but unpaid as of the date of death, the amount of $200,000. Said amount shall be paid in a lump sum, within thirty (30) days after the date of death.

 (b) The Company shall also pay to the Executive's designated beneficiary or estate a cash bonus reflecting Executive's performance for the partial calendar year in which his death occurs if, but only if, a bonus or bonuses are declared for the salaried officer/directors of the Company for such calendar year in an amount equal to the greater of
(x) $200,000 multiplied by a fraction, the numerator of which is the number of days of the calendar year in which Executive was actively employed and the denominator of which is 365 and (y) the dollar amount of the Company's Executive Bonus Pool (as hereinafter defined) for such calendar year, multiplied first by that percentage of the prior year's Executive Bonus Pool actually paid to the Executive and then by a fraction, the numerator of which is the number of days of the calendar year in which Executive was actively employed and the denominator of which is 365; in each case subtracting from the product so calculated any cash bonus or bonuses previously paid to Executive relating to (not necessarily paid during) such calendar year. Such bonus, if any, shall be payable at such time as the Company next pays bonuses generally to other executives. For the purposes of this Section 4(b) "Executive Bonus Pool" shall mean the aggregate dollar amount of the bonuses, if any, paid to the Company's five (5) most highly compensated executive officers relating to a calendar year.

(c) The Executive's entitlement to the accrual of profit-sharing under the Company's profit-sharing plan shall terminate upon his death. Any unpaid profit-sharing benefits to which the Executive is entitled at the time of his death shall be paid to the Executive's designated beneficiary or estate no later than one (1) month following the Executive's death.

 (d) In the event of the death of Executive, the right of his estate to receive any stock of the Company pursuant to the Company's Restricted Stock Grant Plan (the "Plan") as required by Section 7 hereof, shall be limited to (i) stock which has become vested pursuant to the provisions of Section 7 and column 3 of Exhibit 7 prior to Executive's death; and
(ii) as to stock which has commenced vesting, as indicated in column 2 of Exhibit 7 but which has not become vested, such portion thereof as called for pursuant to the Plan.

 (e) In the event of the death of the Executive, the Executive's personal representative, executor or administrator, as the case may be, shall be entitled, for a period of one year from the date of the Executive's death, to exercise such Options as would otherwise have vested and been exercisable, pursuant to Section 3 hereof, had the Executive not died prior to the date that such Options are exercised. All Options not so exercised shall terminate.

5.   Disability of the Executive.

 (a) If the Executive is unable to perform his regular duties and services by reason of illness or incapacity for a period of up to six
(6) months, the Company shall continue to pay his salary at his then current rate during such period of illness or incapacity, less the amount of any disability insurance benefits paid directly to the Executive from any policy or policies the premiums for which have been paid by the Company.

(b) If the Executive's disability continues for more than six (6) months, the Executive's employment under this Agreement shall terminate, and the Company shall assign to the Executive at no cost to him all rights which the Company may then have in any disability income insurance policies on the Executive, which shall become the property of the disabled Executive.

 (i) If such termination occurs and the Executive is receiving disability income from such insurance policies, then the Company shall pay severance pay to the Executive in the amount of $200,000, provided he executes a notice of resignation from any position(s) he holds with the Company, a confidentiality agreement, and a mutual release with the Company (concerning its subsidiaries and affiliates, and its present and former officers, directors, and employees), in the form attached hereto with blanks appropriately completed. Such severance pay shall be paid in a lump sum, within thirty (30) days after the effective date of termination.

 (ii) If such termination occurs but the Executive shall not be receiving, or shall not be eligible to receive, disability income from insurance policies provided by or through the Company, then the Company shall continue to pay a salary to the Executive at a per annum rate of $100,000, for the balance of the term of this Agreement. At the end of the term, the Company shall pay severance pay to the Executive in the amount of $200,000, provided he executes a notice of resignation from any position(s) he holds with the Company, a confidentiality agreement, and a mutual release with the Company (concerning its subsidiaries and affiliates, and its present and former officers, directors and employees), in the form attached hereto with blanks appropriately completed. Such severance pay shall be paid in a lump sum, within thirty (30) days after the date of the end of the term of the Agreement.

 (c) If within three (3) months after returning to full-time employment from a period of disability of less than six (6) months' duration, the Executive again becomes disabled, the subsequent disability shall be considered as part of the original disability for the purpose of calculating the maximum six (6) month period during which the Executive's employment shall be continued while he is disabled.

 (d) For any calendar year during which (i) the Executive is disabled as of December 31, or (ii) the Executive was disabled during part of the year but has returned to active status as of December 31, or (iii) the Executive's employment is terminated by reason of disability under this paragraph, the Company shall pay the Executive a bonus if, but only if, a bonus is declared for the salaried officer/directors of the Company for such calendar year, in an amount calculated as set forth in 4(b) above. Such bonus, if any, shall be payable at such time as the Company next pays bonuses generally to other executives.

(e) The parties agree that the within provisions will serve as general guidance in situations not specifically contemplated hereby and the Company reserves the right to review each occurrence of disability on a case-by-case basis to determine in its discretion the applicability of the policy to situations where, for example, the Executive is partially disabled or has multiple periods of disability.

(f) If the Company and the Executive disagree as to the Executive's status of disability or fitness and there is in force a disability income insurance policy on Executive (whether paid for by the Executive or the Company), then the Executive shall be deemed to be disabled for purposes of this Agreement if any such policy pays benefits because of the Executive's disability. If no such insurance is in force and there is a disagreement, the Executive shall be examined by a physician appointed jointly by a physician for the Company and a physician for the Executive, and the decision of such physician jointly chosen shall be binding upon the Company and the Executive. The fees and expenses of the physician so jointly selected shall be paid by the Company. In the event that the physician for the Company and the Executive cannot mutually agree on an examining physician, then such physician shall be chosen by the Essex County (New Jersey) Medical Society. The fees and expenses of the physician so chosen shall be paid by the Company.

(g) The Executive agrees to submit annually, at the request of the Company, to a general physical examination to be conducted at the Company's expense by a physician acceptable to the Company and the Executive. The Executive further agrees to authorize said physician to release medical information to the Board of Directors if, in the opinion of the physician, the physical examination reveals a condition relevant to the performance by the Executive of his duties under this Agreement.

 (h) In the event of termination of the Agreement upon the disability of Executive, the right of Executive to receive any stock of the Company granted pursuant to the Plan as required by Section 7 hereof, shall be limited to (i) stock which has become vested pursuant to the provisions of Section 7 and column 3 of Exhibit 7 prior to termination; and (ii) as to stock which has commenced vesting, indicated in column 2 of Exhibit 7 but which has not become vested, such portion thereof as called for pursuant to the Plan.

(i) In the event of termination of the Agreement upon the disability of Executive, the Executive shall be entitled, for a period of one year from the date of such termination, to exercise such Options as would otherwise have vested and been exercisable, pursuant to Section 3 hereof, had this Agreement not been terminated prior to the date that such Options are exercised. All Options not so exercised shall terminate.

6.   Termination and Severance Pay.

This Agreement may be terminated during its term as follows:

 (a)  Voluntary Resignation.

(i) The Executive may terminate this Agreement without cause by voluntary resignation upon thirty (30) days' written notice to the Company.

(ii) In that event, monetary compensation (salary or otherwise) will be terminated upon the effective date of the employment termination.

(iii) In the event of such voluntary resignation, the Executive's entitlement to the accrual of profit-sharing under the Company's profit-sharing plan shall terminate upon the effective date of termination of the Executive's employment. Any unpaid profit-sharing benefits to which the Executive is entitled as of such date shall be paid to the Executive, no later than one (1) month thereafter.

 (iv) In the event of such voluntary resignation, the right of Executive to receive any stock of the Company granted pursuant to the Plan as required by Section 7 hereof shall be limited to stock which has become vested pursuant to the provisions of Section 7 and column 3 of Exhibit 7 prior to the effective date of resignation.

 (v) In the event of such voluntary resignation, the Executive shall be entitled, for a period of sixty (60) days after the effective date of such resignation, to exercise all Options which have vested and become exercisable, pursuant to the provisions of Section 3 hereof, prior to the effective date of such resignation. All Options not so exercised shall terminate.

(vi) Notwithstanding anything contained herein to the contrary, the right of the Executive to receive any payment of other benefit under this Section 6(a) shall be conditioned upon the execution by the Executive of a notice of resignation from any position(s) he holds with the Company, a confidentiality agreement, and a mutual release with the Company (concerning its subsidiaries and affiliates, and its present or former officers, directors and employees), in the form attached hereto with blanks appropriately completed.

(vii) Following such termination of the Executive's employment, the Company shall continue to provide such medical and other benefits to Executive as it is required by law to provide and such other benefits as called for pursuant to the Company's plans and policies, if any.

(b)  Involuntary Termination Without Cause.

(i)  The Company may terminate this Agreement without cause upon thirty
(30) days' written notice to the Executive.

 (ii) In that event, and provided the Executive executes a notice of resignation from any position(s) he holds with the Company, a confidentiality agreement, and a mutual release with the Company (concerning its subsidiaries and affiliates, and its present and former officers, directors, and employees), in the form attached hereto with blanks appropriately completed. The Company shall pay severance pay to the Executive in an amount equal to the remaining salary which would otherwise be paid to the Executive, at the annual rate of $200,000, for the balance of the term of this Agreement. Such severance pay shall be paid in a lump sum, within thirty (30) days after the effective date of termination.

 (iii) In the event of such termination, the Executive's entitlement to the accrual of profit-sharing under the Company's profit-sharing plan shall terminate upon the effective date of termination. Any unpaid profit-sharing benefits to which the Executive is entitled as of such date shall be paid to the Executive no later than one (1) month thereafter.

 (iv) In the event of such termination, the right of the Executive to receive any stock of the Company under the Plan, as required by Section 7 hereof, shall immediately vest with respect to all stock required to be granted pursuant to Section 7 and the vesting schedule set forth in
Exhibit 7 shall be of no further force or effect.

 (v) Following such termination, the Company shall continue to provide such medical and other benefits to Executive as it is required by law to provide and such other benefits as called for pursuant to the Company's then current plans and policies, if any.

(vi) The Company shall also pay to the Executive a cash bonus for such calendar year, if, but only if, a bonus or bonuses are declared for the salaried officers and directors of the Company for such calendar year, in a minimum amount as determined as set forth in Section 4(b) above.

(vii) In the event of such termination, all unvested and unexercisable Options, granted pursuant to Section 3 hereof, shall immediately vest and become exercisable. All Options not exercised within sixty (60) days after the effective date of such termination shall terminate.

(c)  Involuntary Termination With Cause.

 (i) In the event that the Executive engages in willful misconduct or gross negligence in his performance of the services contemplated by this Agreement, or engages in conduct which is otherwise materially detrimental to the Company's interest, including but not limited to the commission of a felony or perpetration of a common law fraud, the Company may terminate this Agreement for cause by giving written notice to the Executive stating that it is the Company's intention to terminate the Agreement effective immediately, and the Agreement shall so terminate.

(ii) In that event, and provided the Executive executes a notice of resignation from any position(s) he holds with the Company, a confidentiality agreement, and a mutual release with the Company (concerning its subsidiaries and affiliates, and its present and former officers, directors, and employees), in the form attached hereto with blanks appropriately completed. The Company shall pay severance pay to the Executive in the amount of $100,000. Such severance pay shall be paid in a lump sum, within thirty (30) days after the effective date of termination.

(iii) In the event of such termination, the Executive's entitlement to the accrual of profit-sharing under the Company's profit-sharing plan shall terminate upon the effective date of termination. Any unpaid profit-sharing benefits to which the Executive is entitled as of such date shall be paid to the Executive no later than one (1) month thereafter.

(iv) Following such termination, the Company shall continue to provide such medical and other benefits to Executive as it is required by law to provide and such other benefits as called for pursuant to the Company's then current plans and policies, if any.

 (v) In the event of such termination, the right of the Executive to receive any stock of the Company granted pursuant to the Plan as required by Section 7 hereof, shall be limited to stock which has become vested pursuant to the provisions of Section 7 and column 3 of Exhibit 7 prior to the date of termination.

(vi) In the event of such termination, the Executive shall be entitled, for a period of sixty (60) days after the effective date of such termination, to exercise all Options which have vested and become exercisable, pursuant to the provisions of Section 3 hereof, prior to the effective date of such resignation. All Options not so exercised shall terminate.

(d)  Liquidation Of The Company.

(i) In the event that the Board of Directors votes to liquidate the Company, the Executive shall not be guaranteed employment with the Company for more than one (1) month from the date of the vote to liquidate the Company, and his employment and this Agreement shall terminate after said one (1) month, unless the Board of Directors decides that the Executive's employment should be continued to assist in the orderly liquidation of the Company, in which case the Executive's employment shall continue subject to termination at any time thereafter by the Board of Directors. In no event shall any such continuation extend for a period of more than four (4) months from the date of the vote to liquidate.

(ii) When the Executive's employment is terminated as a result of the liquidation of the Company, the Company shall pay severance pay to the Executive in an amount equal to $200,000, provided he executes a notice of resignation from any position(s) he holds with the Company, a confidentiality agreement, and a mutual release with the Company (concerning its subsidiaries and affiliates, and its present and former officers, directors, and employees), in the form attached hereto with blanks appropriately completed. Such severance pay shall be paid in a lump sum, on the effective date of termination.

(iii) In the event of such termination, the right of the Executive to receive any stock of the Company under the Plan, as required by
Section 7 hereof, shall immediately vest with respect to all stock required to be granted pursuant to Section 7 and the vesting schedule set forth in Exhibit 7 shall be of no further force or effect.

(iv) In the event of such termination, all unvested and unexercisable Options, granted pursuant to Section 3 hereof, shall immediately vest and become exercisable. All Options not exercised within sixty (60) days after the effective date of such termination shall terminate.

 (e)  Change of Control

 (i) If, after a "Change of Control" (as hereinafter defined) of the Company, either (A) the Company shall terminate the employment of the Executive during the period of employment under this Agreement for any reason other than cause, as defined herein, or cause a reduction in the Executive's responsibilities or authority or compensation or other benefits provided under this Agreement without the written consent of the Executive, or (B) the Executive shall voluntarily resign upon written notice to the Company, then (notwithstanding anything contained in Section 6(a) hereof to the contrary) the Company shall pay to the Executive a sum equal to the Executive's then annual salary times the number of years, pro rated for any partial year, remaining in the term of this Agreement. At the election of the Executive, which election shall be made annually not later than January 31 of each year and shall be irrevocable for the year in which made (and once payments commence), such payment may be made in a lump sum or paid in equal monthly installments. In the event no election is made, payment to the Executive will be made on a monthly basis. Such payment shall not be reduced in the event Executive obtains other employment following Executive's termination or resignation pursuant to this Section 6.

 (ii) In the event of such termination or resignation upon a "Change of Control", the right of the Executive to receive any stock of the Company under the Plan, as required by Section 7 hereof, shall immediately vest with respect to all stock required to be granted pursuant to Section 7 and the vesting schedule set forth in Exhibit 7 shall be of no further force or effect.

 (iii) In the event of such termination or resignation upon a "Change of Control", the Executive and his spouse shall be entitled to the continuation of health related benefits (including life and disability insurance) in an amount equal to at least the amount of such benefits provided to the Executive on the date of a Change of Control. Unless otherwise terminated pursuant to this Section 6(e)(iii), such continuation of benefits shall continue until the death of the Executive and his spouse notwithstanding the termination of this Agreement. However, such benefits shall terminate (i) as to the Executive and his spouse upon the occurrence of Executive's employment by another company or other business organization (not including self employment) which actually provides, at such other company's expense, comparable medical benefits for which the Executive is eligible ("Employment With Comparable Benefits") or (ii) as to his spouse only, upon the occurrence of his spouse's Employment With Comparable Benefits or remarriage. Provided, however, that in order to obtain the continuation of benefits described in this Section 6(e)(iii), the Executive or his spouse, as the case may be, shall pay to the Company an amount equal to the amount that the Company would otherwise have been required to pay on behalf of the Executive and/or his spouse with respect to such health benefits if the Executive were then employed by the Company.

(iv) In the event that payments under this Section 6(e) are determined to constitute "excess parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, the Executive shall have the right, but not the obligation, to require the Company to reduce the amount payable pursuant to this Section 6(e) to the maximum amount which may be paid to Executive without such payments constituting "excess parachute payments."

(v) For the purposes of this Agreement a "Change of Control" shall be deemed to have taken place if: (A) any Person (as hereinafter defined) except a Related Party (as hereinafter defined) shall become the record or beneficial owner in the aggregate of 20% or more of the Common Stock of the Company then outstanding (whether or not such acquisition is approved by the Company's Board of Directors) and individuals who constituted the Board of Directors of the Company prior to such Person becoming the record or beneficial owner of 20% or more of the Company's Common Stock (the "Existing Directors") cease to constitute a majority of the Board for any reason including, but not limited to, the nomination or election of individuals to the Board with the affirmative vote of a majority of the Existing Directors who were members of the Board at the time of such nomination or election; or (B) any Person, except a Related Party, makes a proxy solicitation in connection with the election of directors of the Company and if any of the Executive and Fenwick H. Garvey, Matthew R. Naula, Bruce M. Chodash and Ben A. Plotkin stand for reelection to the Board and each of them so standing for reelection is not reelected by the Company's shareholders; or (C) following an unsolicited public tender offer for all or substantially all of the Company's outstanding common stock all, or substantially all, of the assets of the Company are sold and, following such sale, the Executive is not employed by the purchaser thereof on substantially the terms contained in this Agreement.

Person means any individual, firm, corporation, partnership, syndicate, other entity or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), together with all Affiliates and Associates (each as defined in Rule 12b-2 under the Exchange Act) of such Person.

Related Party means the Executive, or any Affiliate or Associate of the Executive, and any employee benefit plan of the Company and any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan.

Notwithstanding anything contained herein to the contrary, expiration, renewal, non-renewal, amendments, substitutions or termination of that certain Amended and Restated Stock Pooling Agreement, dated March 15, 1994, by and between Fenwick H. Garvey, Bruce M. Chodash and Matthew R. Naula shall not be deemed to be an acquisition of securities of the Company for purposes of clause (A) of this subsection.

(vi) Notwithstanding anything contained herein to the contrary, the right of the Executive to receive any payment or other benefit under this subsection shall be conditioned upon the execution by the Executive of a Notice of Resignation from any position(s) he holds with the Company, a confidentiality agreement and a mutual release with the Company (concerning its subsidiaries and affiliates, and its present and former officers, directors and employees) in the form attached hereto with blanks appropriately completed.

7.   Company Stock.

(a) In connection with the execution of the Original Agreement, the Company sought to provide an equity building program for the Executive as described herein. The parties stipulate that this program is not in lieu of any discretionary bonus which the Company may declare from time to time for its employees.

(i) The Company has since the date of the original Agreement made stock purchases and restricted stock grants to the Executive pursuant to the Plan and further agrees, to the extent permitted by applicable law, to make additional stock purchases and restricted stock grants to the Executive pursuant to the Plan, all in accordance with this Section 7 and Exhibit 7 attached hereto. Each restricted stock grant made pursuant to this Section 7(a) shall begin to vest and shall vest as indicated on Exhibit 7 and otherwise in accordance with the terms of the Plan, provided that (A) the Executive continues to be employed by the Company on such indicated dates and (B) the Executive continues to own all shares of stock purchased by him prior to such dates pursuant to
Section 7(b) immediately below.

 (ii) The determination of the method by which the Company purchases shares pursuant to this Section 7(a) shall be made by the Company in its sole reasonable discretion in a manner consistent with its past administration of the Plan.

 (iii) In the event of circumstances involving financial hardship to the Executive, the Executive may petition the Board of Directors of the Company to waive (in whole or in part) the requirement of clause (B) of
Section 7(a)(i) hereof. The Board of Directors of the Company shall be free to grant or deny all or a portion of any such waiver in its sole discretion.

(b) In order to obtain the benefits described in this Section 7, the Executive (or a personal benefit plan(s) to which he, his wife or children is/are the sole beneficiary(ies)) has made open market purchases in the aggregate amount of $300,005.

8.   Notice.

Any notice to be given by either party under this Agreement shall be in writing, mailed by certified mail with return receipt requested, and addressed to the other party at the address stated herein or such other address as may subsequently have been furnished by such other party in writing. Any such notice shall be deemed to have been given on the date of mailing. Notices to the Company shall be sent to its National Headquarters/Northeast at:

80 Main Street
West Orange, New Jersey 07052;

and notices to the Executive shall be sent to him at:

100 Minnisink Drive
Short Hills, New Jersey 07578.

9.   Governing Law.

This Agreement has been executed and delivered in the State of New Jersey and shall in all respects be governed by and construed and enforced in accordance with the laws of New Jersey, including all matters of construction, validity, and performance.

10.  Entire Agreement.

This Agreement constitutes the entire agreement of the parties with respect to the Executive's employment and his compensation therefor, specifically superseding all prior employment agreements between the Executive and the Company and any modifications thereof prior to the date of this Agreement; provided, however, that this Agreement shall not limit or in any way affect the rights, duties, or obligations that the Executive may have under any benefit plan of the Company, including, but not limited to, any pension plan, profit-sharing plan, or medical or health plan, except as may specifically be set forth herein.

11.  Modifications, etc.

No modification, amendment, or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring to this Agreement and signed by both parties.

12.  Enforcement of Agreement.

The failure of either party at any time to enforce any of the provisions of this Agreement or to require performance by the other party of any of the provisions hereof shall not operate as or be construed as a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of either party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

13.  Severability.

The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects and to the fullest extent permitted by law as if such invalid or unenforceable provision were omitted.

14.  Binding Agreement; Assignment.

This Agreement shall be binding upon and shall inure to the benefit of the Company and any legal successor to the Company shall be deemed to be substituted for the Company under the provisions hereof.

This Agreement shall also be binding upon and shall inure to the benefit of the Executive, his heirs, executors, legal representatives and assigns.

Other than as set forth above in this Section 14, neither the Company nor Executive shall have the right to assign its or his obligations or duties hereunder. Except as provided in Section 6(e) hereof, in the event that the Company proposes to Executive, in connection with a sale of all or a substantial portion of the assets of the Company to an entity with tangible net equity equal to or greater than that of the Company as of such date, that the Executive consent to the assignment of the Company's obligations and duties hereunder (and the right to Executive's services hereunder) to such Purchaser, and Executive does not give such consent, then the Company shall have the right in its discretion, effective upon the consummation of the above-referenced sale, to terminate this Agreement. If the Company so terminates, the Executive shall have such rights as provided for in Section 6(b) above.

15.  Arbitration.

Any claims, controversies, demands, disputes or differences between or among the parties hereto or any persons bound hereby arising out of, or by virtue of, or in connection with, or otherwise relating to this Agreement shall be submitted to and settled by arbitration conducted in Newark, New Jersey before one or three arbitrators, each of whom shall be knowledgeable in the fields of employment law and investment banking. Such arbitration shall otherwise be conducted in accordance with the rules then obtaining of the American Arbitration Association. The parties hereto agree to share equally the responsibility for all fees of the arbitrators, abide by any decision rendered as final and binding, and waive the right to appeal the decision or otherwise submit the dispute to a court of law for a jury or non-jury trial. The parties hereto specifically agree that neither party may appeal or subject the award or decision of any such arbitrator(s) to appeal or review in any court of law or in equity or by any other tribunal, arbitration system or otherwise. Judgement upon any award granted by such an arbitrator(s) may be enforced in any court having jurisdiction thereof. The successful party to the arbitration shall be entitled to reimbursement of fees and expenses from the losing party in an amount not to exceed $50,000.


IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the day and date first above written.

ATTEST: RYAN, BECK & CO., INC.

By:   FENWICK H. GARVEY, Chairman of the Board

WITNESS:      ALLEN S. GREENE

DESIGNATION OF BENEFICIARY

For purposes of the payment of death benefits in accordance with the within Amended and Restated Employment Agreement, I hereby designate __________________ as my beneficiary to receive such payments, subject to any conditions imposed by law.


WITNESS: BEN A. PLOTKIN


DATED:

EXHIBIT 7
 (Allen Greene  Restricted Stock Matters)

      COLUMN 1            COLUMN 2               COLUMN 3

Company Purchase/DateCommencement of Vesting/Date Vesting/Date and
Grant/Date

$250,000/October 1994                         $50,000/October 1994
$50,000/January 1, 1996
                       $50,000/October 1994     $50,000/January 1, 1997
                       $50,000/January 1, 1995   $50,000/January 1, 1998
                       $50,000/January 1, 1996   $50,000/January 1, 1999
                       $50,000/January 1, 1997   $50,000/January 1, 2000
$50,005/September 22, 1995                    $50,005/September 22, 1995
$50,005/September 22, 1998
